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                                                                      EXHIBIT 11

                                KMART CORPORATION
                INFORMATION ON COMPUTATION OF PER SHARE EARNINGS

($ MILLIONS)                                                                                    Fiscal Year Ended
                                                                                    -----------------------------------------
                                                                                    January 27,  January 28,   January 29,
                                                                                       1999         1998          1997
                                                                                    -----------------------------------------

I. Basic earnings per common share:
   Income (loss) from continuing operations before
    extraordinary item and the effect of accounting changes                         $    518     $     249     $     231
   Less: Series B and C convertible preferred shares dividend
   payment                                                                               -             -             -
                                                                                    -----------------------------------------
   (a) Income (loss) available to common shareholders from continuing
         operations before extraordinary item and the effect of accounting changes       518           249           231
   (b) Discontinued operations including the effect of accounting
         changes, net of income taxes                                                    -             -              (5)
   (c) Gain (loss) on disposal of discontinued operations,
         net of income taxes                                                             -             -            (446)
   (d) Extraordinary item, net of income taxes                                           -             -             -
                                                                                    -----------------------------------------
   (e) Adjusted net income (loss) (1)                                               $    518     $     249     $    (220)
                                                                                    =========================================
   (f) Weighted average common shares outstanding                                      492.1         487.1         483.6
                                                                                    =========================================
   Basic earnings per common share:
   Income (loss) available to common shareholders from continuing operations
        before extraordinary item and the effect of accounting changes (a)/(f)      $   1.05     $    0.51     $    0.48
   Discontinued operations including the effect of accounting
        changes, net of income taxes (b)/(f)                                             -             -           (0.01)
   Gain (loss) on disposal of discontinued operations,
        net of income taxes (c)/(f)                                                      -             -           (0.92)
   Extraordinary item, net of income taxes (d)/(f)                                       -             -            -
                                                                                    -----------------------------------------
   Net income (loss) (e)/(f)                                                        $   1.05     $    0.51     $   (0.45)
                                                                                    =========================================

                                                                                       Fiscal Year Ended
                                                                                    -------------------------
                                                                                    January 31,  January 25,
                                                                                       1996*        1995*
                                                                                    -------------------------

I. Basic earnings per common share:
   Income (loss) from continuing operations before
    extraordinary item and the effect of accounting changes                         $     (230)  $     96
   Less: Series B and C convertible preferred shares dividend
   payment                                                                                  (6)        (9)
                                                                                    ---------------------
   (a) Income (loss) available to common shareholders from continuing
         operations before extraordinary item and the effect of accounting changes        (236)        87
   (b) Discontinued operations including the effect of accounting
         changes, net of income taxes                                                     (260)        83
   (c) Gain (loss) on disposal of discontinued operations,
         net of income taxes                                                               (30)       117
   (d) Extraordinary item, net of income taxes                                             (51)       -
                                                                                    ---------------------
   (e) Adjusted net income (loss) (1)                                               $     (577)  $    287
                                                                                    =====================
   (f) Weighted average common shares outstanding                                        459.8      427.2
                                                                                    =====================


   Basic earnings per common share:

   Income (loss) available to common shareholders from continuing operations
        before extraordinary item and the effect of accounting changes (a)/(f)      $    (0.51)  $   0.20
   Discontinued operations including the effect of accounting
        changes, net of income taxes (b)/(f)                                             (0.57)      0.20
   Gain (loss) on disposal of discontinued operations,
        net of income taxes (c)/(f)                                                      (0.06)      0.27
   Extraordinary item, net of income taxes (d)/(f)                                       (0.11)         -
                                                                                    ---------------------
   Net income (loss) (e)/(f)                                                        $    (1.25)  $   0.67
                                                                                    =====================


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* Prior year amounts have been restated for the effect of discontinued
  operations.

(1) Adjusted net income (loss) included an after-tax provision of $13 million or $0.03 per share for fiscal 1998 and $81 million or $0.17 per share for fiscal 1997 related to non recurring charges for voluntary early retirement programs and an after tax provision of $150 million or $0.33 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".

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                                                                      EXHIBIT 11

($ Millions)                                                                                   Fiscal Year Ended
                                                                                 --------------------------------------------
                                                                                  January 27,   January 28,   January 29,
                                                                                     1999          1998          1997
                                                                                 --------------------------------------------
II. Earnings per common and common equivalent share
    assuming dilution:
    Income (loss) from continuing operations before extraordinary item
        and the effect of accounting changes                                      $     518     $     249     $     231
    Add: Dividends trust convertible preferred, net                                      50            49            31
                                                                                 --------------------------------------------
    (h) Adjusted Income (loss) from continuing operations before
           extraordinary item and the effect of accounting changes                      568           298           262
    (i) Discontinued operations including the effect of accounting
          changes, net of income taxes                                                  -             -              (5)
    (j) Gain (loss) on disposal of discontinued operations,
          net of income taxes                                                           -                          (446)
    (k) Extraordinary item, net of income taxes                                         -             -             -
                                                                                 --------------------------------------------
    (1) Adjusted net income (loss) (1)                                            $     568     $     298     $    (189)
                                                                                 ============================================

    Weighted average common shares outstanding                                        492.1         487.1         483.6
    Weighted average $3.41 depository shares outstanding
    (each representing 1/4 share Series A conversion preferred)                         -             -             -
    Weighted average Series B and C convertible preferred shares outstanding            -             -             -
    Weighted average trust convertible preferred                                       66.7          66.7          41.4

    Stock Options:
     Common shares assumed issued                                                      21.2          16.3          13.0
     Less: common shares assumed repurchased                                          (15.1)        (11.7)        (10.5)
                                                                                 --------------------------------------------
                                                                                        6.1           4.6           2.5
                                                                                 --------------------------------------------
    (m) Applicable common shares, as adjusted                                         564.9         558.4         527.5
                                                                                 ============================================

    Diluted earnings per common and common equivalent share:

    Adjusted income (loss) from continuing operations before
         extraordinary item and the effect of accounting changes (h)/(m)          $    1.01 $   $    0.53     $    0.50
    Discontinued operations including the effect of accounting
         changes, net of income taxes (i)1(m)                                           -            -            (0.01)
    Gain (loss) on disposal of discontinued operations,
         net of income taxes (j)/(m)                                                    -            -            (0.85)
    Extraordinary item, net of income taxes (k)/(m)                                     -            -              -
                                                                                 --------------------------------------------
    Net income (loss) (l)/(m)                                                     $    1.01     $    0.53     $   (0.36)
                                                                                 ============================================
                                                                                                 (2)            (2)

                                                                                      Fiscal Year Ended
                                                                                 ---------------------------
                                                                                 January 31,    January 25,
                                                                                    1996*          1995*
                                                                                 ---------------------------
II. Earnings per common and common equivalent share
    assuming dilution:
    Income (loss) from continuing operations before extraordinary item
        and the effect of accounting changes                                     $     (230)    $     96
    Add: Dividends trust convertible preferred, net                                     -            -
                                                                                 ---------------------------
    (h) Adjusted Income (loss) from continuing operations before
           extraordinary item and the effect of accounting changes                     (230)          96
    (i) Discontinued operations including the effect of accounting
          changes, net of income taxes                                                 (260)          83
    (j) Gain (loss) on disposal of discontinued operations,
          net of income taxes                                                           (30)         117
    (k) Extraordinary item, net of income taxes                                         (51)         -
                                                                                 ---------------------------
    (1) Adjusted net income (loss) (1)                                           $     (571)         296
                                                                                 ===========================

    Weighted average common shares outstanding                                        459.8        427.2
    Weighted average $3.41 depository shares outstanding
    (each representing 1/4 share Series A conversion preferred)                         -           29.2
    Weighted average Series B and C convertible preferred shares outstanding            -            9.7
    Weighted average trust convertible preferred                                        -            -

    Stock Options:
     Common shares assumed issued                                                       1.6          2.2
     Less: common shares assumed repurchased                                           (1.5)        (2.0)
                                                                                 ---------------------------
                                                                                        0.1          0.2
                                                                                 ---------------------------
    (m) Applicable common shares, as adjusted                                         459.9        466.3
                                                                                 ===========================

    Diluted earnings per common and common equivalent share:

    Adjusted income (loss) from continuing operations before
         extraordinary item and the effect of accounting changes (h)/(m)         $    (0.50)    $   0.21
    Discontinued operations including the effect of accounting
         changes, net of income taxes (i)1(m)                                         (0.57)        0.17
    Gain (loss) on disposal of discontinued operations,
         net of income taxes (j)/(m)                                                  (0.06)        0.25
    Extraordinary item, net of income taxes (k)/(m)                                   (0.11)         -
                                                                                 ---------------------------
    Net income (loss) (l)/(m)                                                    $    (1.24)        0.63
                                                                                 ===========================
                                                                                    (2)          (2)

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Prior year amounts have been restated for the effect of discontinued operations.

(1) Adjusted net income (loss) included an after tax provision of $13 million or $0.02 per share for fiscal 1998 and $81 million or $0.15 per share for fiscal 1997 related to non recurring charges for voluntary early retirement programs and an after tax provision of $150 million or $0.33 per share for fiscal 1995 related to the adoption of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)
(11) although it is contrary to paragraph 13 of SFAS 128 because it produces an anti-dilutive result.



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